EXHIBIT 1.01

Conflict Minerals Report of Mellanox Technologies, Ltd.
For the Year Ended December 31, 2015
Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934

This report for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals which are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

Consistent with the Rule and the SEC’s April 29, 2014 statement relating to the Rule, this Report has not been subject to an independent private sector audit.

1.	Company Overview

This report has been prepared by management of Mellanox Technologies, Ltd. When used in this report, “Mellanox,” the “Company,” “we,” “our” or “us” refers to Mellanox Technologies, Ltd. and its consolidated subsidiaries unless the context requires otherwise. Our business headquarters are in Sunnyvale, California, and our engineering and manufacturing headquarters are in Yokneam, Israel.

Mellanox is a fabless semiconductor company that designs, manufactures and sells high-performance interconnect products and solutions primarily based on the InfiniBand and Ethernet standards. Its products facilitate efficient data transmission between servers, storage systems, communications infrastructure equipment and other embedded systems. It operates its business globally and offers products to customers at various levels of integration such as Hardware Original Equipment Manufacturers, Software Partners and Selected Channel Partners

2.	Products Overview

The Company’s products, all of which may contain Conflict Minerals, include integrated circuits (“ICs”), adapter cards, switch systems, cables, modules and accessories as an integral part of a total end-to-end networking solution focused on computing, storage and communication applications used in multiple markets, including high-performance computing, Web 2.0, storage, financial services, enterprise data center and cloud computing.

3.	Supply Chain Overview

While the Company designs and markets its products and conducts test development in-house, it does not manufacture, assemble, package and production test its products, and it relies on third-party subcontractors to perform these services. Materials used in manufacturing at these subcontractors may be purchased directly by the subcontractor or the Company.

The products that the Company manufactures are highly complex, typically containing thousands of parts from many direct suppliers. The Company has relationships with a large global network of suppliers and there are generally multiple tiers between the 3TG mines and the Company’s direct suppliers. Therefore, the Company must rely on its direct suppliers to work with their upstream suppliers in order to provide the Company with accurate information about the origin of 3TG in the components it purchases as stated in their current Conflict Minerals Reporting Template “CMRT”.

4.	Reasonable Country of Origin Inquiry (RCOI) and RCOI Conclusion

The Company conducted an analysis of its products and found that the use of Conflict Minerals is necessary to the functionality or production of the products manufactured and contracted to manufacture by the Company. Accordingly, the Company conducted a Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any of the necessary Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

Description of the RCOI procedure

The list of the Company’s suppliers extracted from the Company's purchasing and engineering system was reviewed by our Senior Component Engineer, who is responsible for new suppliers and component introduction into our supply chain, to identify those suppliers who potentially used any of the 3TG minerals in the production of Mellanox parts. A total of 281 suppliers for the year ended December 31, 2015 were identified as potentially using 3TG minerals (the “In-Scope Suppliers”).

The In-Scope Suppliers were approached by our conflicts minerals team (the “CM Team”) and Greensoft Technology, Inc., our contracted vendor for CMRT collection and validation (“Greensoft”), asking for their cooperation with the Company’s RCOI and soliciting information from these suppliers using the CMRT, an industry-standard template for Conflict Minerals reporting designed by the Conflict Free Source Initiative (“CFSI”). The Company received responses from 272 suppliers, representing (97%) of the In-Scope Suppliers.

The Company reviewed these responses and followed up with respondents on information that appeared inconsistent, incomplete or inaccurate, and it sent reminders to suppliers who did not respond to its requests. In addition, since the Company is a downstream consumer which is many tiers removed from the smelters, the Company became a member organization of CFSI, and used its website and tools to validate/concur supplier and smelter information.

Based on the replies received, the Company was able to verify some of the minerals originated in the Covered Countries. The Company therefore conducted the due diligence activities described in this Conflict Minerals Report.

5.	Due Diligence

I.	Due diligence framework

In accordance with the Rule, the Company undertook certain due diligence activities regarding the Conflict Minerals that are necessary to the functionality or production of the Company’s products. The Company designed these due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related supplements for 3TG.

II.	Due diligence measures undertaken

The Company engaged those suppliers who provide a significant portion of its components and whose products it believes are likely to contain Conflict Minerals. The Company employed several methods to assess whether the necessary Conflict Minerals in its products originated from the Covered Countries, including:

a.	Establish Company management systems.

•
Maintained the Company’s Conflict Minerals Policy, available on our website at http://www.mellanox.com/page/quality, along with other policies of the Company (such as the Company’s Code of Ethics Policy, Anti-Corruption Policy and Environmental and Regulatory Compliance Policy) which define the Company’s expectations of its employees and suppliers. The reference to these policies and other websites in this Conflict

Minerals Report does not constitute incorporation by reference of the information contained at or available through such websites.

•	Created an internal Conflict Minerals Process document which describes the procedure of the due diligence and the roles and responsibilities required to comply with the Conflict Minerals rules.

•
Implemented a Conflict Minerals compliance management system, which included a CM Team formed from members of the Company’s Purchasing, Components Engineering, Operations and legal departments. The CM Team is led by the Company’s Manager of Compliance & Regulations.

•
Established a system of controls and transparency over the mineral supply chain by updating the new suppliers approval process performed in our product management system. New suppliers are required to submit a complete CMRT that is reviewed by the CM Project Manager prior to becoming a supplier to the Company.

•	Incorporated a Conflict Minerals compliance clause in purchasing agreements and contracts to re-enforce the importance of compliance with applicable Conflict Mineral laws to the Company’s suppliers.

•
The Company has adopted the CFSI reporting template, CMRT, as the exclusive tool permitted to receive and convey suppliers’/smelters’ information and is using a third party system to collect, review and validate CMRT information.

•
Communicated the Company’s due diligence efforts to its customers and suppliers through an annual communication to each supplier. Information regarding the Company’s due diligence efforts is provided to customers upon request.

•	The Company communicated to its relevant employees the Company’s Conflict Minerals Policy and the importance of maintaining a conflict free supply chain.

•	Provided contact details in its Conflict Minerals Policy, which serve as a mechanism through which it may receive grievances.

•	Retained documentation of the conflict minerals compliance process according to OECD Guidelines for 5 years.

b.	Identify and assess risks in the supply chain.

•	Supply chain surveys with direct (Tier 1) suppliers and/or manufacturers using the CMRT to identify smelters who contribute refined Conflict Minerals to its products.

•
Comparison of smelters identified by direct suppliers via the supply chain survey against the list of smelter facilities which have received a “conflict free” compliance designation (such as CFSP/RJC/LBMA/DMCC) and noting smelters that have not received a conflict-free designation based on the CFSI / CFSP or other independent validation program.

•
Monthly status reports provide the Company with visibility of each supplier, smelter and the associated part numbers, if in compliance, their origin if known, and whether located in Covered Countries or sanctioned countries. This report is based on CMRTs and validation inputs.

•
The Company flags uncooperative or non-responsive suppliers and smelters as well as smelters in Covered Countries without CFSI approval, or smelters in sanctioned countries. The Company accordingly segmented suppliers into high, medium and low levels of risk, allowing the Company to focus its validation efforts according to the supplier level of risk.

•	Managing communications with suppliers and the validation of supplier survey responses based on level of risk.

c.	Design and implement a strategy to respond to identified risks.

The Company implemented its risk management plan as part of the supplier survey process. The process included:

•	Suppliers whose responses were identified as incomplete, inconsistent or inaccurate were approached by a CM Team member to request the suppliers to provide the required information; and

Collect, validate, review and correct information on all CMRTs received by the Company. As the Company strives to be a conflict free company, the Company strongly encourages its suppliers to join the CFSI to be in “compliant” or at least “active”. Any supplier not “compliant” with the CFSI program will be considered as a risky supplier and may be removed from the Company’s supply chain.

d.	Carry out independent third-party audits of smelters’/refiners’ due diligence practices.

The Company is a downstream consumer of necessary Conflict Minerals and is many steps removed from smelters and refiners who provide minerals and ores. Therefore, the Company’s direct or upstream suppliers are in a better position to identify smelters and refiners within the supply chain. As a result, the Company’s due diligence efforts rely on cross-industry initiatives to validate smelters. The Company is a member of the CFSI, an industry initiative that audits smelters’ and refiners’ due diligence activities, and supports CFSI initiatives, participates in CFSI webinars and uses their publications.

e.	Report annually on supply chain due diligence.

The Company reports its supply chain due diligence policies and practices on its website regarding additional information on mineral supply chain due diligence. In addition to filing this Conflict Minerals Report with the Securities and Exchange Commission, the Company has provided this Conflict Minerals Report describing the Company’s due diligence efforts on its website at http://ir.mellanox.com/sec.cfm.

6.	Results of Assessment

Unlike in the previous year where the Company had only collected CMRTs and validated their information for accuracy and consistency, this year the Company required its suppliers to use only smelters that are designated as “compliant” or “active” by CFSI in their supply chain.

Despite some of the Company’s suppliers indicating that such suppliers source from the Covered Countries, these suppliers indicated that they were unable to accurately report which specific facilities or countries were part of the supply chain of the components that were sold to the Company in 2015.

Due to this lack of information, the Company is unable to determine or describe with certainty the facilities used to process the necessary Conflict Minerals or their country of origin. However, the Company has received certain information from its suppliers regarding the facilities that they believe have processed the Conflict Minerals in the Company’s covered products and the country of origin of those Conflict Minerals. In addition, as the information comes from direct and secondary suppliers and independent third party audit programs, the Company cannot provide absolute assurance regarding the source and chain of custody of the Conflict Minerals.

A.	Manufacturers/Suppliers Summary & CMRT collection

Smelters Analysis	Percentage
Number of Smelters - Total	100%
Certification
Number of Certified Smelters - CFSP/RJC/LBMA/DMCC	47.32%
Number of Active Smelters - CFSP/RJC/LBMA/DMCC	8.35%
Number of Non-Certified Smelters - CFSP/RJC/LBMA/DMCC	44.33%

B.	CMRTs breakdown:

	Amount	Percentage
Declaration Scopes of Delivered Consolidated MFRs	254	100%
Company Level	174	69%
User Defined	28	11%
Product List/Product	52	20%

C.	Covered Countries & U.S Sanction Alert

Amount
Covered Countries Alert

Number of Smelters - Located in Covered Countries or Mined from Covered Countries	29
Number of Certified Smelters - CFSP/RJC/LBMA/DMCC	27
Number of Active Smelters - CFSP/RJC/LBMA/DMCC	1

U.S. Sanction Alert
Number of Consolidated MFRs - Sourced from Sanctioned Countries	0
Number of Smelters - Located in Sanctioned Countries or Mined from Sanctioned Countries	0

Note: Sanction Country List includes Democratic People's Republic of Korea (DPRK), Sudan and Zimbabwe.

As reported by the Company’s suppliers in their CMRTs, the tables in APPENDIX 1 report the smelter facilities identified to be used to process Conflict Minerals that are necessary to the functionality or production of the Company’s covered products. Most of the smelters listed in APPENDIX 1 are listed on the CFSI lists of smelters who are deemed to be conflict free.

As part of the Company’s due diligence process, for those suppliers whose products were not deemed to be conflict free, the Company performed additional steps in an effort to determine the mine or location of origin which included follow-up procedures and a CMRT. The Company is continuing its efforts to obtain CMRTs from the remaining suppliers.

7.	Continuous improvement efforts to mitigate risk

The Company intends to undertake the following next steps to improve the due diligence process and mitigate the risk of it utilizing Conflict Minerals:

•	Continue to conduct and report annually on supply chain due diligence for the applicable Conflict Minerals.

•	Accept only suppliers deemed as being conflict free by a compliance program into the Company’s supply chain.

•	Design and implement training programs for higher-risk suppliers to increase supplier response rates.

•
Work with industry groups, such as the Ministry Of Economy & Industry, Israel Chamber of Commerce, and ILTAM (ILTAM - The Israeli Users' Association of Advanced Technologies in Hi-Tec Integrated Systems), to increase awareness in the Company’s supplier networks of the Conflict Minerals data requirements and best practices.

•	Share benchmarking information with the Company’s supplier networks to stimulate improved performance.

•	Request higher-risk suppliers to offer smelters to participate in obtaining a conflict free designation from an industry program such as CFSI Conflict-Free Smelter Program.

•	Monitor changes in smelter status on CFSI lists to keep our supply chain conflict free.

•	Validate our supplier responses using information collected via independent conflict free smelter validation programs such as CFSI’s Conflict-Free Smelter Program.

8.	Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by the Company. These statements are based on the infrastructure and information available at the time the RCOI process and due diligence process were performed. A number of factors could introduce errors or otherwise affect our analysis and the disclosure provided herein.

These factors include, but are not limited to, gaps in product or product content information, gaps in supplier data, gaps in smelter data, errors or omissions by or of suppliers, errors or omissions by smelters, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol, oversights or errors in conflict free smelter audits, materials sourced from the Covered Countries being declared secondary materials, certification programs that are not equally advanced for all industry segments and metals, and smuggling of Conflict Minerals to countries outside of the Covered Countries.

9.	Forward Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. These include statements based on current expectations, estimates, forecasts and projections about the economies and markets in which we operate and our beliefs and assumptions regarding these economies and markets, as well as our actions with respect to compliance with the Rule. These forward-looking statements should be considered in light of various important factors, including the following: changes to regulations and requirements for assessing and reporting Conflict Minerals; litigation related to regulations and requirements for Conflict Minerals; and adverse publicity regarding the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on current expectation and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2015, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Our actual results may differ materially and adversely from those expressed in any forward-looking statements. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

APPENDIX 1

A.	List of mines locations (where disclosed):

Austria
Belgium
Bolivia
Brazil
Germany
Hong Kong
Indonesia
Italy
Japan
Kazakhstan
Korea, Republic Of
Mexico
Ontario, Canada
Peru
Philippines
Switzerland
Taiwan
Thailand
USA

B. List of smelters & locations

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter City	Smelter Facility Location: State / Province
Gold	Metahub Industries Sdn. Bhd.	Metahub Industries Sdn. Bhd.	MALAYSIA	CID002821	CFSI	Johor Bahru	Johor
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	CFSI	Vienna	Vienna

Gold	WIELAND Edelmetalle GmbH	WIELAND Edelmetalle GmbH	GERMANY	CID002778	CFSI	Pforzheim	Baden-Württemberg
Gold	SAXONIA Edelmetalle GmbH	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	CFSI	Halsbrücke	Saxony
Gold	Korea Zinc Co. Ltd.	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	CID002605	CFSI	Gangnam	Seoul
Gold	T.C.A S.p.A	T.C.A S.p.A	ITALY	CID002580	CFSI	Capolona	Tuscany
Gold	Kaloti Precious Metals	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	CFSI	Dubai	Dubai
Gold	Emirates Gold DMCC	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	CFSI	Dubai	Dubai
Gold	Al Etihad Gold Refinery DMCC	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	CFSI	Dubai	Dubai
Gold	Singway Technology Co., Ltd.	Singway Technology Co., Ltd.	TAIWAN	CID002516	CFSI	Dayuan	Taoyuan
Gold	KGHM Polska MiedŸ Spóka Akcyjna	KGHM Polska MiedŸ Spóka Akcyjna	POLAND	CID002511	CFSI	Lubin	Lower Silesian Voivodeship
Gold	Republic Metals Corporation	Republic Metals Corporation	UNITED STATES	CID002510	CFSI	Miami	Florida
Gold	MMTC-PAMP India Pvt., Ltd.	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	CFSI	Mewat	Haryana
Gold	Geib Refining Corporation	Geib Refining Corporation	UNITED STATES	CID002459	CFSI	Warwick	Rhode Island
Gold	Faggi Enrico S.p.A.	Faggi Enrico S.p.A.	ITALY	CID002355	CFSI	Sesto Fiorentino	Florence
Gold	Umicore Precious Metals Thailand	Umicore Precious Metals Thailand	THAILAND	CID002314	CFSI	Dokmai	Pravet
Gold	Guangdong Jinding Gold Limited	Guangdong Jinding Gold Limited	CHINA	CID002312	CFSI	Guangzhou	Guangdong
Gold	Morris and Watson	Morris and Watson	NEW ZEALAND	CID002282	CFSI	Aukland	Auckland
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	CFSI	Shanghang	Fujian

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	CFSI	Sanmenxia	Henan
Gold	Yokohama Metal Co., Ltd.	Yokohama Metal Co., Ltd.	JAPAN	CID002129	CFSI	Sagamihara	Kanagawa
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CID002100	CFSI	Osaka	Kansai
Gold	Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	CFSI	Newburn	Western Australia
Gold	Valcambi SA	Valcambi SA	SWITZERLAND	CID002003	CFSI	Balerna	Ticino
Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	CFSI	Alden	New York
Gold	Umicore SA Business Unit Precious Metals Refining	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980	CFSI	Hoboken	Antwerp
Gold	Umicore Brasil Ltda.	Umicore Brasil Ltda.	BRAZIL	CID001977	CFSI	Guarulhos	São Paulo
Gold	Torecom	Torecom	KOREA, REPUBLIC OF	CID001955	CFSI	Asan	Chungcheong
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	CFSI	Tongling	Anhui
Gold	Tokuriki Honten Co., Ltd.	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	CFSI	Kuki	Saitama
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	CFSI	Laizhou	Yantai
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	CFSI	Chengdu	Sichuan
Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFSI	Hiratsuka	Kanagawa

Gold	Sumitomo Metal Mining Co., Ltd.	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	CFSI	Saijo	Ehime
Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	CFSI	Tainan City	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	CFSI	Shyolkovo	Moscow Region
Gold	So Accurate Group, Inc.	So Accurate Group, Inc.	UNITED STATES	CID001754	CFSI	Long Island City	New York
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	CFSI	Chengdu	Sichuan
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	CFSI	Zhaoyuan	Shandong
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	CFSI	Laizhou	Yantai
Gold	SEMPSA Joyería Platería SA	SEMPSA Joyería Platería SA	SPAIN	CID001585	CFSI	Madrid	Community of Madrid
Gold	Schone Edelmetaal B.V.	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	CFSI	Amsterdam	North Holland
Gold	SAMWON METALS Corp.	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562	CFSI	Changwon	Gyeongsangnam
Gold	Samduck Precious Metals	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	CFSI	Namdong	Incheon
Gold	Sabin Metal Corp.	Sabin Metal Corp.	UNITED STATES	CID001546	CFSI	Williston	North Dakota
Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA	CID001534	CFSI	Ottawa	Ontario
Gold	Rand Refinery (Pty) Ltd.	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	CFSI	Germiston	Gauteng
Gold	PX Précinox SA	PX Précinox SA	SWITZERLAND	CID001498	CFSI	La Chaux-de-Fonds	Neuchâtel

Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	CFSI	Jakarta	Java
Gold	Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	CFSI	Kasimov	Ryazan
Gold	Penglai Penggang Gold Industry Co., Ltd.	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	CFSI	Yantai	Shandong
Gold	PAMP SA	PAMP SA	SWITZERLAND	CID001352	CFSI	Castel San Pietro	Ticino
Gold	OJSC Kolyma Refinery	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328	CFSI	Khasyn Settlement	Magadan Region
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	CFSI	Krasnoyarsk	Krasnoyarsk Krai
Gold	Ohura Precious Metal Industry Co., Ltd.	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	CFSI	Nara-shi	Nara
Gold	Elemetal Refining, LLC	Elemetal Refining, LLC	UNITED STATES	CID001322	CFSI	Jackson	Ohio
Gold	Nihon Material Co., Ltd.	Nihon Material Co., Ltd.	JAPAN	CID001259	CFSI	Noda	Chiba
Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	CFSI	Navoi	Navoi Province
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220	CFSI	Bahçelievler	Istanbul
Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	CFSI	Obrucheva	Moscow Region
Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	CFSI	Takehara	Hiroshima
Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001188	CFSI	Naoshima	Kagawa

Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161	CFSI	Torreon	Coahuila
Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES	CID001157	CFSI	North Attleboro	Massachusetts
Gold	Metalor Technologies SA	Metalor Technologies SA	SWITZERLAND	CID001153	CFSI	Marin	Neuchâtel
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	CFSI	Tuas	Singapore
Gold	Metalor Technologies (Hong Kong) Ltd.	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	CFSI	Kwai Chung	Hong Kong
Gold	Metalor Technologies (Suzhou) Ltd.	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	CFSI	Suzhou Industrial Park	Jiangsu
Gold	Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	CFSI	Iruma	Saitama
Gold	Materion	Materion	UNITED STATES	CID001113	CFSI	Buffalo	New York
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	CFSI	Luoyang	Henan
Gold	LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	CFSI	Onsan-eup	Ulsan
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	CFSI	Lingbao	Henan
Gold	Lingbao Gold Company Limited	Lingbao Gold Company Limited	CHINA	CID001056	CFSI	Lingbao	Henan
Gold	L' azurde Company For Jewelry	L' azurde Company For Jewelry	SAUDI ARABIA	CID001032	CFSI	Riyadh	Riyadh Province
Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	CFSI	Bishkek	Chuy Province
Gold	Korea Metal Co., Ltd.	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988	CFSI	Nonhyeon	Seoul
Gold	Kojima Chemicals Co., Ltd.	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	CFSI	Sayama	Saitama

Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	UNITED STATES	CID000969	CFSI	Magna	Utah
Gold	Kazzinc	Kazzinc	KAZAKHSTAN	CID000957	CFSI	Ust-Kamenogorsk	East Kazakhstan
Gold	Kazakhmys Smelting LLC	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	CFSI	Balkhash	Karaganda Region
Gold	JX Nippon Mining & Metals Co., Ltd.	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	CFSI	Ôita	Ôita
Gold	JSC Uralelectromed	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	CFSI	Verkhnyaya Pyshma	Sverdlovsk
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	CFSI	Verkhnyaya Pyshma	Sverdlovsk
Gold	Asahi Refining Canada Limited	Asahi Refining Canada Limited	CANADA	CID000924	CFSI	Brampton	Ontario
Gold	Asahi Refining USA Inc.	Asahi Refining USA Inc.	UNITED STATES	CID000920	CFSI	Salt Lake City	Utah
Gold	Jiangxi Copper Company Limited	Jiangxi Copper Company Limited	CHINA	CID000855	CFSI	Guixi City	Jiangxi
Gold	Japan Mint	Japan Mint	JAPAN	CID000823	CFSI	Osaka	Kansai
Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY	CID000814	CFSI	Kuyumcukent	Istanbul
Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	CFSI	Soka	Saitama
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801	CFSI	Hohhot	Inner Mongolia
Gold	Hwasung CJ Co., Ltd.	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	CFSI	Danwon	Gyeonggi
Gold	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	CFSI	Yuanling	Hunan

Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	CFSI	Hanau	Hesse
Gold	Heraeus Ltd. Hong Kong	Heraeus Ltd. Hong Kong	CHINA	CID000707	CFSI	Fanling	Hong Kong
Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	GERMANY	CID000694	CFSI	Pforzheim	Baden-Württemberg
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	CFSI	Fuyang	Zhejiang
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	CFSI	Zhaoyuan	Shandong Province
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	CFSI	Lanzhou	Gansu
Gold	OJSC Novosibirsk Refinery	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	CFSI	Novosibirsk	Novosibersk Province
Gold	Eco-System Recycling Co., Ltd.	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	CFSI	Honjo	Saitama
Gold	Dowa	Dowa	JAPAN	CID000401	CFSI	Kosaka	Akita
Gold	DODUCO GmbH	DODUCO GmbH	GERMANY	CID000362	CFSI	Pforzheim	Baden-Württemberg
Gold	DSC (Do Sung Corporation)	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	CFSI	Gimpo	Gyeonggi
Gold	Daye Non-Ferrous Metals Mining Ltd.	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	CFSI	Huangshi	Huabei
Gold	Daejin Indus Co., Ltd.	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	CFSI	Namdong	Incheon
Gold	Chugai Mining	Chugai Mining	JAPAN	CID000264	CFSI	Chiyoda	Tokyo
Gold	Chimet S.p.A.	Chimet S.p.A.	ITALY	CID000233	CFSI	Arezzo	Tuscany
Gold	Yunnan Copper Industry Co., Ltd.	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	CFSI	Kunming	Yunnan
Gold	Cendres + Métaux SA	Cendres + Métaux SA	SWITZERLAND	CID000189	CFSI	Biel-Bienne	Bern

Gold	CCR Refinery- Glencore Canada Corporation	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	CFSI	Montréal	Quebec
Gold	Caridad	Caridad	MEXICO	CID000180	CFSI	Nacozari	Sonora
Gold	C. Hafner GmbH + Co. KG	C. Hafner GmbH + Co. KG	GERMANY	CID000176	CFSI	Pforzheim	Baden-Württemberg
Gold	Boliden AB	Boliden AB	SWEDEN	CID000157	CFSI	Skelleftehamn	Västerbotten
Gold	Bauer Walser AG	Bauer Walser AG	GERMANY	CID000141	CFSI	Keltern	Baden-Württemberg
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	CFSI	Malate	Manila
Gold	Aurubis AG	Aurubis AG	GERMANY	CID000113	CFSI	Hamburg	Hamburg State
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	CFSI	Istanbul	Istanbul Province
Gold	Asaka Riken Co., Ltd.	Asaka Riken Co., Ltd.	JAPAN	CID000090	CFSI	Tamura	Fukushima
Gold	Asahi Pretec Corporation	Asahi Pretec Corporation	JAPAN	CID000082	CFSI	Kobe	Hyogo
Gold	Argor-Heraeus SA	Argor-Heraeus SA	SWITZERLAND	CID000077	CFSI	Mendrisio	Ticino
Gold	AngloGold Ashanti Córrego do Sítio Mineração	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	CFSI	Nova Lima	Minas Gerais
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	CFSI	Almalyk	Tashkent Province
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	CFSI	Pforzheim	Baden-Württemberg
Gold	Aktyubinsk Copper Company TOO	Aktyubinsk Copper Company TOO	KAZAKHSTAN	CID000028	CFSI	Aktyubinsk	Aktobe
Gold	Aida Chemical Industries Co., Ltd.	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	CFSI	Fuchu	Tokyo
Gold	Advanced Chemical Company	Advanced Chemical Company	UNITED STATES	CID000015	CFSI	Warwick	Rhode Island

Gold	Smelter not listed	ASARCO LLC	UNITED STATES	0		Amarillo	Texas
Gold	Smelter not listed	China National Gold Group Corporation	CHINA	0		Lingbao	Henan
Gold	Smelter not listed	Codelco	CHILE	0		Santiago	0
Gold	Smelter not listed	Colt Refining	UNITED STATES	0		0	0
Gold	Smelter not listed	DaeryongENC	KOREA, REPUBLIC OF	0		ANSANSI	Gyeonggi-Do
Gold	Smelter not listed	DHF Technical Products	UNITED STATES	0		0	0
Gold	Smelter not listed	Heraeus Ltd. Hong Kong	HONG KONG	0		Fanling	Hong Kong
Gold	Smelter not listed	Heraeus Precious Metals North America (HPMN)	UNITED STATES	0		Sante Fe Springs	California
Gold	Smelter not listed	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL	0		Rio de Janeiro	0
Gold	Smelter not listed	Metalor Technologies (Hong Kong) Ltd	HONG KONG	0		Kwai Chung	Hong Kong
Tantalum	Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	CFSI	São João del Rei	Minas gerais
Tantalum	Avon Specialty Metals Ltd	Avon Specialty Metals Ltd	UNITED KINGDOM	CID002705	CFSI	Gloucester	Gloucestershire
Tantalum	Tranzact, Inc.	Tranzact, Inc.	UNITED STATES	CID002571	CFSI	Lancaster	Pennsylvania
Tantalum	KEMET Blue Powder	KEMET Blue Powder	UNITED STATES	CID002568	CFSI	Mound House	Nevada
Tantalum	Global Advanced Metals Aizu	Global Advanced Metals Aizu	JAPAN	CID002558	CFSI	Aizuwakamatsu	Fukushima
Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown	UNITED STATES	CID002557	CFSI	Boyertown	Pennsylvania
Tantalum	Plansee SE Reutte	Plansee SE Reutte	AUSTRIA	CID002556	CFSI	Reutte	Tyrol
Tantalum	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550	CFSI	Laufenburg	Baden-Württemberg
Tantalum	H.C. Starck Ltd.	H.C. Starck Ltd.	JAPAN	CID002549	CFSI	Mito	Ibaraki

Tantalum	H.C. Starck Inc.	H.C. Starck Inc.	UNITED STATES	CID002548	CFSI	Newton	Massachusetts
Tantalum	H.C. Starck Hermsdorf GmbH	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	CFSI	Hermsdorf	Thuringia
Tantalum	H.C. Starck GmbH Laufenburg	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	CFSI	Laufenburg	Baden-Württemberg
Tantalum	H.C. Starck GmbH Goslar	H.C. Starck GmbH Goslar	GERMANY	CID002545	CFSI	Goslar	Lower Saxony
Tantalum	H.C. Starck Co., Ltd.	H.C. Starck Co., Ltd.	THAILAND	CID002544	CFSI	Map Ta Phut	Rayong
Tantalum	Plansee SE Liezen	Plansee SE Liezen	AUSTRIA	CID002540	CFSI	Liezen	Styria
Tantalum	KEMET Blue Metals	KEMET Blue Metals	MEXICO	CID002539	CFSI	Matamoros	Tamaulipas
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	CFSI	Fengxin	Jiangxi
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	CFSI	YunFu City	Guangdong
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	CFSI	Jiujiang	Jiangxi
Tantalum	FIR Metals & Resource Ltd.	FIR Metals & Resource Ltd.	CHINA	CID002505	CFSI	Zhuzhou	Hunan
Tantalum	D Block Metals, LLC	D Block Metals, LLC	UNITED STATES	CID002504	CFSI	Gastonia	North Carolina
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501	CFSI	Kaili	Guizhou
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	CFSI	Hengyang	Hunan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	CFSI	Yichun	Jiangxi
Tantalum	Zhuzhou Cemented Carbide	Zhuzhou Cemented Carbide	CHINA	CID002232	CFSI	Zhuzhou	Hunan

Tantalum	Ulba Metallurgical Plant JSC	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	CFSI	Ust-Kamenogorsk	East Kazakhstan
Tantalum	Telex Metals	Telex Metals	UNITED STATES	CID001891	CFSI	Croydon	Pennsylvania
Tantalum	Taki Chemicals	Taki Chemicals	JAPAN	CID001869	CFSI	Harima	Hyogo
Tantalum	Solikamsk Magnesium Works OAO	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	CFSI	Solikamsk	Perm Krai
Tantalum	RFH Tantalum Smeltry Co., Ltd.	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	CFSI	Zhuzhou	Hunan
Tantalum	QuantumClean	QuantumClean	UNITED STATES	CID001508	CFSI	Fremont	California
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	CFSI	Shizuishan City	Ningxia
Tantalum	Molycorp Silmet A.S.	Molycorp Silmet A.S.	ESTONIA	CID001200	CFSI	Sillamäe	Ida-Virumaa
Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN	CID001192	CFSI	Omuta	Fukuoka
Tantalum	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001175	CFSI	Presidente Figueiredo	Amazonas
Tantalum	Metallurgical Products India Pvt., Ltd.	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	CFSI	District Raigad	Maharashtra
Tantalum	LSM Brasil S.A.	LSM Brasil S.A.	BRAZIL	CID001076	CFSI	São João del Rei	Minas Gerais
Tantalum	King-Tan Tantalum Industry Ltd.	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	CFSI	Yifeng	Jiangxi
Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	CFSI	Jiujiang	Jiangxi
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	CFSI	Jiujiang	Jiangxi
Tantalum	Hi-Temp Specialty Metals, Inc.	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	CFSI	Yaphank	New York
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	CFSI	Yingde	Guangdong

Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.	CHINA	CID000460	CFSI	Jiangmen	Guangdong
Tantalum	Exotech Inc.	Exotech Inc.	UNITED STATES	CID000456	CFSI	Pompano Beach	Florida
Tantalum	Duoluoshan	Duoluoshan	CHINA	CID000410	CFSI	Sihui City	Guangdong
Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	CFSI	Conghua	Guangdong
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	CFSI	Changsha	Hunan
Tantalum	Smelter not listed	Gannon & Scott	UNITED STATES	0		0	0
Tantalum	Smelter not listed	JX Nippon Mining & Metals Co., Ltd.	JAPAN	0		0	0
Tantalum	Smelter not listed	Shanghai Jiangxi Metals Co. Ltd	CHINA	0		0	0
Tantalum	Smelter not listed	Tantalite Resources	SOUTH AFRICA	0		Modderfontein	Gauteng
Tin	An Thai Minerals Company Limited	An Thai Minerals Company Limited	VIET NAM	CID002825	CFSI	Quy Hop	Nghe An
Tin	PT Sukses Inti Makmur	PT Sukses Inti Makmur	INDONESIA	CID002816	CFSI	Kabupaten	Bangka
Tin	PT Bangka Prima Tin	PT Bangka Prima Tin	INDONESIA	CID002776	CFSI	Kabupaten	Bangka
Tin	Elmet S.L.U. (Metallo Group)	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774	CFSI	Berango	Vizcaya
Tin	Metallo-Chimique N.V.	Metallo-Chimique N.V.	BELGIUM	CID002773	CFSI	Beerse	Antwerp
Tin	Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	CFSI	São João del Rei	Minas gerais
Tin	An Vinh Joint Stock Mineral Processing Company	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	CFSI	Quy Hop	Nghe An
Tin	PT Cipta Persada Mulia	PT Cipta Persada Mulia	INDONESIA	CID002696	CFSI	Kepulauan	Bangka
Tin	CV Dua Sekawan	CV Dua Sekawan	INDONESIA	CID002592	CFSI	Pangkal Pinang	Bangka

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	CFSI	Tan Quang	Tuyen Quang
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	CFSI	Quy Hop	Nghe An
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	CFSI	Tinh Tuc	Cao Bang
Tin	CV Ayi Jaya	CV Ayi Jaya	INDONESIA	CID002570	CFSI	Sungailiat	Bangka
Tin	PT Inti Stania Prima	PT Inti Stania Prima	INDONESIA	CID002530	CFSI	Sungailiat	Bangka
Tin	O.M. Manufacturing Philippines, Inc.	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	CFSI	Cavite Economic Zone	Rosario Cavite
Tin	Phoenix Metal Ltd.	Phoenix Metal Ltd.	RWANDA	CID002507	CFSI	Jabana	Kigali
Tin	PT ATD Makmur Mandiri Jaya	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	CFSI	Sungailiat	Bangka
Tin	Melt Metais e Ligas S/A	Melt Metais e Ligas S/A	BRAZIL	CID002500	CFSI	Ariquemes	Rondonia
Tin	PT Wahana Perkit Jaya	PT Wahana Perkit Jaya	INDONESIA	CID002479	CFSI	Topang Island	Riau Province
Tin	PT Tirus Putra Mandiri	PT Tirus Putra Mandiri	INDONESIA	CID002478	CFSI	Bogor	West Java
Tin	Magnu's Minerais Metais e Ligas Ltda.	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	CFSI	São João del Rei	Minas Gerais
Tin	CV Venus Inti Perkasa	CV Venus Inti Perkasa	INDONESIA	CID002455	CFSI	Pangkal Pinang	Bangka
Tin	Yunnan Tin Group (Holding) Company Limited	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180	CFSI	Geiju	Yunnan
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	CFSI	Gejiu	Yunnan

Tin	White Solder Metalurgia e Mineração Ltda.	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	CFSI	Ariquemes	Rondonia
Tin	VQB Mineral and Trading Group JSC	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	CFSI	Nguyen Van Ngoc	Hanoi
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	CFSI	Gejiu	Yunnan
Tin	Thaisarco	Thaisarco	THAILAND	CID001898	CFSI	Amphur Muang	Phuket
Tin	Soft Metais Ltda.	Soft Metais Ltda.	BRAZIL	CID001758	CFSI	Bebedouro	São Paulo
Tin	Rui Da Hung	Rui Da Hung	TAIWAN	CID001539	CFSI	Longtan Shiang Taoyuang	Taiwan
Tin	PT Tommy Utama	PT Tommy Utama	INDONESIA	CID001493	CFSI	Belitung Timur	Bangka
Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA	CID001490	CFSI	Pangkal Pinang	Bangka
Tin	PT Pelat Timah Nusantara Tbk	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486	CFSI	Kabupaten	Bangka
Tin	PT Timah (Persero) Tbk Mentok	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	CFSI	Mentok	Bangka
Tin	PT Timah (Persero) Tbk Kundur	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	CFSI	Kundur	Riau Islands
Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA	CID001471	CFSI	Pangkal Pinang	Bangka
Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA	CID001468	CFSI	Pangkal Pinang	Bangka
Tin	PT Seirama Tin investment	PT Seirama Tin investment	INDONESIA	CID001466	CFSI	Sungailiat	Bangka
Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA	CID001463	CFSI	Pangkal Pinang	Bangka
Tin	PT REFINED BANGKA TIN	PT REFINED BANGKA TIN	INDONESIA	CID001460	CFSI	Sungailiat	Bangka
Tin	PT Prima Timah Utama	PT Prima Timah Utama	INDONESIA	CID001458	CFSI	Kepulauan	Bangka
Tin	PT Panca Mega Persada	PT Panca Mega Persada	INDONESIA	CID001457	CFSI	Sungailiat	Bangka
Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA	CID001453	CFSI	Sungailiat	Bangka

Tin	PT Karimun Mining	PT Karimun Mining	INDONESIA	CID001448	CFSI	Karimun	Kepulauan Riau
Tin	PT Fang Di MulTindo	PT Fang Di MulTindo	INDONESIA	CID001442	CFSI	Pangkal Pinang	Bangka
Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	CFSI	Karimun	Kepulauan Riau
Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA	CID001434	CFSI	Pangkal Pinang	Bangka
Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA	CID001428	CFSI	Pangkal Pinang	Bangka
Tin	PT BilliTin Makmur Lestari	PT BilliTin Makmur Lestari	INDONESIA	CID001424	CFSI	Sungailiat	Bangka
Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA	CID001421	CFSI	Kepulauan	Bangka
Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	INDONESIA	CID001419	CFSI	Sungailiat	Bangka
Tin	PT Bangka Timah Utama Sejahtera	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416	CFSI	Pangkal Pinang	Bangka
Tin	PT Bangka Kudai Tin	PT Bangka Kudai Tin	INDONESIA	CID001409	CFSI	Sungailiat	Bangka
Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA	CID001402	CFSI	Lintang	Bangka
Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA	CID001399	CFSI	Sungailiat	Bangka
Tin	PT Alam Lestari Kencana	PT Alam Lestari Kencana	INDONESIA	CID001393	CFSI	Pangkal Pinang	Bangka
Tin	Operaciones Metalurgical S.A.	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	CFSI	Oruro	Cercado
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	CFSI	Sriracha	Chonburi
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	CFSI	Ganzhou	Jiangxi
Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001191	CFSI	Asago	Hyogo
Tin	Minsur	Minsur	PERU	CID001182	CFSI	Paracas	Ica
Tin	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001173	CFSI	Bairro Guarapiranga	São Paulo
Tin	Metallic Resources, Inc.	Metallic Resources, Inc.	UNITED STATES	CID001142	CFSI	Twinsburg	Ohio

Tin	Metahub Industries Sdn. Bhd.	Metahub Industries Sdn. Bhd.	MALAYSIA	CID001136	CFSI	Johor Bahru	Johor
Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	CFSI	Butterworth	Penang
Tin	China Tin Group Co., Ltd.	China Tin Group Co., Ltd.	CHINA	CID001070	CFSI	Laibin	Guangxi
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063	CFSI	Chenzhou	Hunan
Tin	Gejiu Kai Meng Industry and Trade LLC	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	CFSI	Putuo District	Shanghai
Tin	Huichang Jinshunda Tin Co., Ltd.	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	CFSI	Ganzhou	Jiangxi
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	CFSI	Gejiu	Yunnan
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	CFSI	Geiju	Yunnan
Tin	Fenix Metals	Fenix Metals	POLAND	CID000468	CFSI	Chmielów	Subcarpathian Voivodeship
Tin	Feinhütte Halsbrücke GmbH	Feinhütte Halsbrücke GmbH	GERMANY	CID000466	CFSI	Halsbrücke	Saxony
Tin	Estanho de Rondônia S.A.	Estanho de Rondônia S.A.	BRAZIL	CID000448	CFSI	Ariquemes	Rondônia
Tin	EM Vinto	EM Vinto	BOLIVIA	CID000438	CFSI	Oruro	Cercado
Tin	Dowa	Dowa	JAPAN	CID000402	CFSI	Kosaka	Akita
Tin	CV United Smelting	CV United Smelting	INDONESIA	CID000315	CFSI	Pangkal Pinang	Bangka
Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA	CID000313	CFSI	Pangkalan	Bangka
Tin	PT Aries Kencana Sejahtera	PT Aries Kencana Sejahtera	INDONESIA	CID000309	CFSI	Kabupaten	Bangka
Tin	PT Justindo	PT Justindo	INDONESIA	CID000307	CFSI	Kabupaten	Bangka
Tin	CV Gita Pesona	CV Gita Pesona	INDONESIA	CID000306	CFSI	Sungailiat	Bangka

Tin	Cooperativa Metalurgica de Rondônia Ltda.	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	CFSI	Ariquemes	Rondonia
Tin	Alpha	Alpha	UNITED STATES	CID000292	CFSI	Altoona	Pennsylvania
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	CFSI	Hezhou	Guangxi
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	CFSI	Yichun	Jiangxi
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA	CID000228	CFSI	Chenzhou	Hunan
Tin	Smelter not listed	Alpha	TAIWAN	0		0	0
Tin	Smelter not listed	CSC Pure Technologies	RUSSIAN FEDERATION	0		0	0
Tin	Smelter not listed	CV Duta Putra Bangka	INDONESIA	0		Wellingborough	Northants
Tin	Smelter not listed	CV Makmur Jaya	INDONESIA	0		Kecamatan Sungai Liat	Propinsi Bangka Belitung
Tin	Smelter not listed	Dongguan Qiandao Tin Co., Ltd	CHINA	0		Dongguan	Guangdong
Tin	Smelter not listed	Electroloy Metal Co. Ltd	SINGAPORE	0		0	0
Tin	Smelter not listed	Gold Bell Group	CHINA	0		0	Guangxi
Tin	Smelter not listed	Heimerle + Meule GmbH	GERMANY	0		0	0
Tin	Smelter not listed	Heraeus Precious Metals GmbH & Co. KG	SINGAPORE	0		0	Singapore 569871
Tin	Smelter not listed	Hyundai-Steel	KOREA, REPUBLIC OF	0		0	0
Tin	Smelter not listed	Impag AG	SWITZER-LAND	0		0	0
Tin	Smelter not listed	Jean GOLDSCHMIDT INTERNATIONAL S.A.	BELGIUM	0		Engis Belgium	0
Tin	Smelter not listed	Koki Products Co.,Ltd	THAILAND	0		A.Bangplee	Samutprakarn

Tin	Smelter not listed	KOVOHUTÌ PØÍBRAM NÁSTUPNICKÁ, A.S.	CZECH REPUBLIC	0	0	0
Tin	Smelter not listed	Metallum Metal Trading Company	SWITZERLAND	0	0	0
Tin	Smelter not listed	Minmetals Ganzhou Tin Co. Ltd	CHINA	0	0	0
Tin	Smelter not listed	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	0	Novosibirsk	Novosibirsk Oblast
Tin	Smelter not listed	Poongsan	KOREA, REPUBLIC OF	0	0	0
Tin	Smelter not listed	Posco	KOREA, REPUBLIC OF	0	0	0
Tin	Smelter not listed	PT Babel Surya Alam Lestari	INDONESIA	0	kabupaten Belitung	propinsi Bangka Belitung.
Tin	Smelter not listed	PT Bangka Putra Karya	INDONESIA	0	Pangkal Pinang	Bangka
Tin	Smelter not listed	PT HANJAYA PERKASA METALS	INDONESIA	0	0	0
Tin	Smelter not listed	PT HP Metals Indonesia	INDONESIA	0	0	0
Tin	Smelter not listed	PT Koba Tin	INDONESIA	0	Bangka Tengah 33181,	Prop. Kepulauan Bangka Belitung
Tin	Smelter not listed	PT Supra Sukses Trinusa	INDONESIA	0	Cikarang	West Java
Tin	Smelter not listed	PT Yinchendo Mining Industry	INDONESIA	0	0	0
Tin	Smelter not listed	Pure Technology (UK) Limited	RUSSIAN FEDERATION	0	426033 Izhevsk	Udmurt Republic
Tin	Smelter not listed	Rahman Hydrulic Tin Sdn Bhd	MALAYSIA	0	0	0
Tin	Smelter not listed	SENJU METAL INDUSTRY CO.,LTD.	JAPAN	0	Tokyo	0
Tin	Smelter not listed	SGS BOLIVIA S.A.	BOLIVIA	0	El Alto	0
Tin	Smelter not listed	Shaoxing Tianlong Tin Materials Co., Ltd	CHINA	0	Shaoxing	Zhejiang

Tin	Smelter not listed	Shenzhen Anchen Tin Co., Ltd	CHINA	0		Shenzhen	Guangdong
Tin	Smelter not listed	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	0		Solikamsk	Permskay
Tin	Smelter not listed	Sumitomo Metal Mining Co., Ltd.	JAPAN	0		0	0
Tin	Smelter not listed	Super Dragon Technology Co. Ltd.	TAIWAN	0		0	0
Tin	Smelter not listed	TaeguTec Ltd.	KOREA, REPUBLIC OF	0		0	0
Tin	Smelter not listed	Technic, Inc.	UNITED STATES	0		0	0
Tungsten	Hydrometallurg, JSC	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	CFSI	Nalchik	Kabardino-Balkar Republic
Tungsten	Niagara Refining LLC	Niagara Refining LLC	UNITED STATES	CID002589	CFSI	Depew	New York
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	CFSI	Hengyang	Hunan
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578	CFSI	Hengyang	Hunan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	CFSI	Ganzhou	Jiangxi
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	CFSI	Dai Tu	Thai Nguyen
Tungsten	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	CFSI	Laufenburg	Baden-Württemberg
Tungsten	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY	CID002541	CFSI	Goslar	Lower Saxony
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538	CFSI	Huyen Nhon Trach	Tinh Dong Nai

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	CFSI	Ganzhou	Jiangxi
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	CFSI	Xiushui	Jiangxi
Tungsten	Pobedit, JSC	Pobedit, JSC	RUSSIAN FEDERATION	CID002532	CFSI	Vladikavkaz	Republic of North Ossetia-Alania
Tungsten	Ganxian Shirui New Material Co., Ltd.	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531	CFSI	Ganxian	Jiangxi
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518	CFSI	Dayu Country	Jiangxi
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	CFSI	Chenzhou	Hunan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	CFSI	Vinh Bao District	Hai Phong
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	CFSI	Ganzhou	Jiangxi
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	CFSI	Xiushui	Jiangxi
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	CFSI	Xiamen	Xiamen
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	CFSI	Nanfeng Xiaozhai	Yunnan
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	CFSI	Tonggu	Jiangxi
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	CFSI	Ganzhou	Jiangxi

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	CFSI	Ganzhou	Jiangxi
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	CFSI	Ganzhou	Jiangxi
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	CFSI	Gao'an	Jiangxi
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	CFSI	Shaoguan	Guangdong
Tungsten	Xiamen Tungsten Co., Ltd.	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	CFSI	Haicang	Xiamen
Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	CFSI	St. Martin i-S	Styria
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	CFSI	Halong City	Quang Ninh
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	CFSI	Halong City	TayNinh
Tungsten	Kennametal Fallon	Kennametal Fallon	UNITED STATES	CID000966	CFSI	Fallon	Nevada
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	CFSI	Ganzhou	Jiangxi
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868	CFSI	Ganzhou	Jiangxi
Tungsten	Japan New Metals Co., Ltd.	Japan New Metals Co., Ltd.	JAPAN	CID000825	CFSI	Akita City	Akita
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	CFSI	Hengyang	Hunan

Tungsten	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	CFSI	Yuanling	Hunan
Tungsten	Global Tungsten & Powders Corp.	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	CFSI	Towanda	Pennsylvania
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	CFSI	Yanshi	Fujian
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	CFSI	Ganzhou	Jiangxi
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	CFSI	Ganzhou	Jiangxi
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	CFSI	Chaozhou	Guangdong
Tungsten	Kennametal Huntsville	Kennametal Huntsville	UNITED STATES	CID000105	CFSI	Huntsville	Alabama
Tungsten	A.L.M.T. TUNGSTEN Corp.	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	CFSI	Toyama City	Toyama
Tungsten	Smelter not listed	Air Products	UNITED STATES	0		0	0
Tungsten	Smelter not listed	Izawa Metal Co., Ltd	JAPAN	0		0	0
Tungsten	Smelter not listed	Jiangxi Richsea New Materials Co., Ltd.	CHINA	0		Ganzhou	Jiangxi
Tungsten	Smelter not listed	JX Nippon Mining & Metals Co., Ltd.	JAPAN	0		oita-si	oita-ken
Tungsten	Smelter not listed	KYORITSU GOKIN CO.,LTD.	JAPAN	0		0	0
Tungsten	Smelter not listed	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	CHINA	0		Luoyang	Henan
Tungsten	Smelter not listed	Nanchang Cemented Carbide Limited Liability Company	CHINA	0		Nanchang	Jiangxi
Tungsten	Smelter not listed	North American Tungsten	CANADA	0		Vancouver	BC V6E 4A2

Tungsten	Smelter not listed	North American Tungsten	UNITED STATES	0	0	0
Tungsten	Smelter not listed	Saganoseki Smelter & Refinery	JAPAN	0	0	0
Tungsten	Smelter not listed	TaeguTec	KOREA, REPUBLIC OF	0	0	0
Tungsten	Smelter not listed	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	JAPAN	0	Okayama	0
Tungsten	Smelter not listed	Voss Metals Company, Inc	UNITED STATES	0	Rockford, IL	0
Tungsten	Smelter not listed	Xiamen Golden Egret Special Alloy Co. Ltd.	CHINA	0	Xiamen	Fujian
Tungsten	Smelter not listed	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA	0	Xiamen	Fujian